EXHIBIT 12

                        GRANITE BROADCASTING CORPORATION
                   COMPUTATION OF BROADCAST CASH FLOW MARGIN
                        (In thousands except percentage)

                                                                                                       Pro Forma
                                                           Years ended December 31,                  Latest Twelve
                                       -----------------------------------------------------------   Months Ended
                                                                                           1996        March 31,
                                         1992      1993      1994      1995      1996    Pro Forma       1997
                                       -------   -------   -------   -------   --------   --------     --------
Net revenue                            $35,957   $37,499   $62,856   $99,895   $129,164   $150,536     $149,865
                                       =======   =======   =======   =======   ========   ========     ========

Operating income                       $ 6,865   $ 6,949   $14,513   $27,157   $ 33,811   $ 42,027     $ 39,955

Add:  Depreciation                       2,279     2,398     3,420     4,514      6,144      6,425        6,586
      Amortization                       3,983     3,864     4,715     9,330     11,824     16,158       16,687
      Corporate expense                  1,192     1,375     2,162     3,132      4,800      4,800        5,284
      Non-cash compensation expense                  123       282       363        496        496          574
                                       -------   -------   -------   -------   --------   --------     --------
Broadcast cash flow                    $14,319   $14,709   $25,092   $44,496   $ 57,075   $ 69,906     $ 69,086
                                       -------   -------   -------   -------   --------   --------     --------

Broadcast cash flow margin                39.8%     39.2%     39.9%     44.5%      44.2%      46.4%        46.1%
                                       =======   =======   =======   =======   ========   ========     ========